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LIST OF SUBSIDIARIES
                                         Jurisdiction of
Name                                     Incorporation
-------------------------------------    -----------------

Gandalf Australia Pty. Limited           Australia
Unit 17
390-392 Eastern Valley Way
East Roseville, NSW
2083 Australia

Gandalf Canada Ltd.                      Ontario, Canada
130 Colonnade Road South
Nepean, Ontario
Canada K2E 7M4

Gandalf Digital Communications Limited   United Kingdom
Gandalf House
Doncastle Road
Bracknell, Berkshire, England
RG12 8PE

Gandalf Systems Corporation              Delaware, U.S.A.
501 Delran Parkway
Delran, New Jersey
08075-1249  USA

Gandalf International Limited            United Kingdom
Doncastle Road
Bracknell, Berkshire, England
RG12 8PE

Gandalf Nederland B.V.                   Holland
Kruisweg 609
2132 NA Hoofddorp
Amsterdam, Netherlands

Gandalf S.A.                             France
16, Burospace
route de Gisy
91572 Bievres Cedex
France

Infotron Puerto Rico, Inc.               Delaware, United States
501 Delran Parkway
Delran, New Jersey
08075-1249 USA

T3-Inc.                                  Delaware, United States
501 Delran Parkway
Delran, New Jersey
08075-1249 USA

Infotron Systems Foreign                Virgin Islands
Sales Corporation
5 Kronprindsens Gade
P.O. Box 8560, Charlotte Amalie
St Thomas, Virgin Islands
00801-8080

Infotron Systems Worldwide Inc.          Delaware, United States
103 Springer Building
3411 Silver Side Road
Wilmington, Delaware
19810 USA

Infotron Systems Italia, S.r.l.          Italy
Via Del Grana, Di Nervi, 42
00142 Roma, Italy
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